DISTRIBUTION AGREEMENT


                  In consideration of the agreements hereinafter contained, TIFF Investment Program, Inc. ("TIP"), an open-end, management investment company organized as a corporation under the laws of the State of Maryland, has agreed that AMT Capital Services, L.L.C. ("AMT Capital") shall be, for the period of this Agreement, the exclusive distributor of shares of TIP (the "Shares").



1.                Services as Distributor

1 AMT Capital will act as agent for the distribution of the Shares covered by the registration statement, prospectus and statement of additional information, all as defined hereafter in Section 3 for TIP then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

2 AMT Capital agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the registration statement, and will undertake such advertising and promotion as it believes is reasonable in connection
with  such   solicitation.   AMT   Capital   shall  file  such
materials with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") to the extent required by the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act and the rules and regulations thereunder, and by the rules of the NASD.

3 All activities by AMT Capital as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or by any securities association registered under the 1934 Act.

4 AMT Capital acknowledges that the only information provided to it by TIP is that contained in the registration statement, the prospectus, the statement of additional information and reports and financial information referred to in Section 2.2 herein. Neither AMT Capital nor any other person is authorized by TIP to give any information or to make any representations, other than those contained in such documents and any sales literature or advertisements approved by appropriate representatives of TIP.

5 AMT Capital will transmit any orders received by it for purchase or redemption of shares of TIP to Investors Bank & Trust Company ("IBT") or any successor transfer agent and dividend disbursing agent of which TIP has notified AMT Capital in writing.

6 AMT Capital will provide to IBT or any successor to IBT of which TIP has notified AMT Capital in writing, or in the alternative to a shareholder servicing agent approved by the Board of Directors of TIP, and of which shareholder servicing agent AMT Capital has received written notice, such information or documents that it may require or request from time to time in connection with purchases and redemptions of Shares and the establishment of accounts.

                  1.7 AMT Capital acknowledges that, whenever in the judgment of TIP's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.8 AMT Capital will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or other parties.

2. Duties of TIP 1.


1 TIP agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that AMT Capital may designate.

2                 TIP shall furnish from time to time such  information
and/or reports with respect to TIP and the
Shares as AMT Capital  may  reasonably  request,  all of which shall  be  signed  by one or more  of  TIP's  duly  authorized officers;  and TIP warrants that the  statements  contained in any  such  reports,  when so  signed  by one or more of  TIPs'
officers,  shall be true and  correct.  TIP shall also furnish
AMT Capital upon  request  with:  (a) annual audit  reports of
TIP's  books  and   accounts   made  by   independent   public
accountants   regularly   retained  by  TIP,  (b)   semiannual
unaudited   financial   statements   pertaining  to  TIP,  (c)
quarterly  earnings  statements  prepared by TIP,  (d) monthly itemized  lists of the  securities  in the  portfolios of TIP,
(e) monthly  balance sheets as soon as  practicable  after the end of each  month and (f) from  time to time such  additional
information   regarding  TIP's  financial   condition  as  AMT
Capital may reasonably request.

3. Representations and Warranties 1.

                  TIP represents to AMT Capital that all registration statements, prospectuses and statements of additional information filed by TIP with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by TIP with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. TIP represents and warrants to AMT Capital that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such filing becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares of TIP.


                  AMT Capital may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of AMT Capital's counsel, be necessary or advisable. If TIP shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by TIP of a written request from AMT Capital to do so, AMT Capital may, at its option, terminate this Agreement. TIP shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving AMT Capital reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit TIPs' right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as TIP may deem advisable, such right being in all respects absolute and unconditional.

4.                Expenses

                  AMT Capital shall furnish, at its expense and without cost to TIP, the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.


5.                Indemnification

1 TIP  authorizes  AMT  Capital and any  dealers
with whom AMT  Capital  has  entered  into dealer
agreements to use any prospectus or statement of additional information furnished by TIP from time to time, in connection with the sale of Shares of TIP. TIP agrees to indemnify, defend and hold AMT Capital, its several officers and directors, and any person who controls AMT Capital within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which AMT Capital, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that TIP's agreement to indemnify AMT Capital, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by AMT Capital or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to AMT Capital pursuant to paragraph 2.2 hereof; and further provided that TIP's agreement to indemnify AMT Capital and TIP's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to TIP or its shareholders to which AMT Capital would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of AMT Capital's reckless disregard of its obligations and duties under this Agreement. TIP's agreement to indemnify AMT Capital, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon TIP's being notified of any action brought against AMT Capital, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to TIP at its principal office in Charlottesville, Virginia and sent to TIP by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify TIP of any such action shall not relieve TIP from any liability that TIP may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of TIP's indemnification agreement contained in this paragraph 5.1. TIP's indemnification agreement contained in this paragraph 5.1 and TIP's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of AMT Capital, its officers and directors, or any controlling person, and shall survive the delivery of any of TIP's shares. This agreement of indemnity will inure exclusively to AMT Capital's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. TIP agrees to notify AMT Capital promptly of the commencement of any litigation or proceedings against TIP, FAI, or any of their officers, directors, or employees in connection with the issuance and sale of any of TIP's Shares.

2 AMT Capital agrees to indemnify, defend and hold TIP, its several officers and directors, and any person who controls TIP within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that TIP, its officers and directors or any such controlling persons may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by TIP, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations used or made by AMT Capital not accurately reflecting information in the registration statement, prospectus, Statement of Additional Information, or information furnished to AMT Capital by TIP under Section 2.2 hereof, or (b) any untrue or alleged untrue statement of a material fact contained in information, furnished in writing by AMT Capital to TIP and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by AMT Capital to TIP and required to be stated in such answers or necessary to make such information not misleading, provided, however, that AMT Capital's agreement to indemnify TIP and AMT Capital's representations and warranties herein before set forth in paragraph 3 shall not be deemed to cover any liability to AMT Capital to which TIP would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of TIP's reckless disregard of its obligations and duties under this Agreement. AMT Capital's agreement to indemnify TIP, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon AMT Capital's being notified of any action brought against FAI or TIP, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to AMT Capital at its principal office in New York, New York and sent to AMT Capital by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure to so notify AMT Capital of any such action shall not otherwise relieve AMT Capital from any liability that AMT Capital may have to TIP, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission on account of AMT Capital's indemnification agreement contained in this paragraph 5.2. AMT Capital agrees to notify TIP promptly of the commencement of any litigation or proceedings against AMT Capital or any of its officers or directors in connection with the issuance and sale of any of TIP's shares.

3 In case any action shall be brought against any party indemnified under paragraph 5.1 or 5.2, and such party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

6.                Effectiveness of Registration

                  None of the Shares shall be offered by AMT Capital or TIP under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by AMT Capital or TIP if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 6 shall in any way restrict or have an application to or bearing upon TIP's obligation to repurchase its Shares from any shareholder in accordance with the provisions of TIP's prospectus, statement of additional information or articles of incorporation.

7.                Notice to AMT Capital

                  TIP   agrees   to   advise    AMT    Capital
immediately
in writing:

(a) of any request by the SEC for amendments to the registration statement, prospectuses or statements of additional information then in effect or for additional information;

(b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement then in effect or the initiation of any proceeding for that purpose;

(c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

(d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

8.                Term of Agreement

                  This Agreement shall continue until two years after the date of this Agreement, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) TIP's Board of Directors, or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the relevant Funds of TIP, provided that in either event the continuance is also approved by the majority of the Directors of TIP who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' notice by TIP's Board of Directors, by vote of the holders of a majority of TIP's Shares, or on 60 days' notice by AMT Capital. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).


                  Please  confirm that the foregoing is in accordance  with your
understanding  by  indicating  your  acceptance   thereof  at  the  place  below
indicated, whereupon it shall become a binding agreement between us.


                                Very truly yours,

                                TIFF INVESTMENT PROGRAM, INC.


                                                     By:
                                                     /s/David A. Salem
                                                     David A. Salem
                                                     President


Accepted:

AMT CAPITAL SERVICES, L.L.C.


By:
   /s/Arthur Goetchis
   Arthur Goetchis
   Financial Operations Principal



Date:  May , 1998